                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                          Date of Report: June 5, 1997


                          Commission File Number 1-3423

                                   ENRON CORP.
             (Exact name of registrant as specified in its charter)


           Delaware                                      47-0255140
-------------------------------               -------------------------------
(State or other jurisdiction of               (I.R.S. Employer Identification
incorporation or organization)                             Number)



         Enron Building
       1400 Smith Street
         Houston, Texas                                     77002
-------------------------------                          ----------
(Address of principal executive                          (Zip Code)
           Offices)



                                 (713) 853-6161
              ----------------------------------------------------
              (Registrant's telephone number, including area code)




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Item 5.  Other Events.

         On June 2, 1997, Enron Corp. ("Enron") announced the settlement of all contractual issues involving the J-Block contract in the U.K. North Sea with the J-Block producers, Phillips Petroleum Company United Kingdom Limited, BG Exploration & Production Limited and Agip (U.K.) Limited. As previously reported, the J-Block contracts are long-term gas contracts that an Enron subsidiary entered into in March 1993 with the J-Block producers. As a consideration for the settlement, Enron made a cash payment of $440 million to the producers. Enron will record a second quarter non-recurring charge to income of $450 million after tax ($675 million pretax), or approximately $1.80 per common share, primarily reflecting the full accounting for the effects of the amended contract under current market conditions.

         Under the terms of the settlement agreement, the former take-or-pay depletion contract was amended to become a firm long-term supply contract, and the fixed contract price for J-Block gas has been reduced to reflect current market conditions for long-term gas sales contracts in the U.K. gas market. The settlement concludes all J-Block litigation between Enron and the J-Block producers.

         In a separate matter, on June 3, 1997, Enron announced that the London Commercial Court had ruled in favor of the "CATS" parties in their dispute over the availability of the CATS (Central Area Transmission System) transportation facilities. As previously reported, the CATS parties sued Teesside Gas Transportation Limited (TGTL), an Enron subsidiary, and Enron (on the basis of its guaranty of TGTL's obligations under the transportation agreement between TGTL and the CATS parties) for allegedly failing to make quarterly "send-or-pay" payments under the transportation agreement. TGTL had refused to make these payments based upon its position that the transportation facilities were not available as required by the contract. The effect of the Court's decision is that TGTL is required to release withheld send-or-pay payments to the CATS parties in the amount of approximately 81 million Pounds Sterling, plus interest and costs. This judgment has no effect on the above referenced J-Block gas sales agreements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ENRON CORP.


Date:  June 5, 1997                     By:  /s/ Edmund P. Segner, III
                                             -------------------------
                                             Edmund P. Segner, III
                                             Executive Vice President and Chief
                                             of Staff